UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2010

_________________

CHINA ARMCO METALS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	001-34631	26-0491904

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Waters Park Drive, Suite 98 San Mateo, California
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 212-7620 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2010 China Armco Metals, Inc.'s (the “Company”) Board of Directors amended its Bylaws to reduce the quorum requirements for a meeting of stockholders from a majority of the shares entitled to vote at any meeting to 33 ⅓% pursuant to the authority granted to it under the Bylaws.  This change is in keeping with the minimum quorum requirements of the NYSE Amex LLC where the Company’s common stock is listed.

Item 7.01	Regulation FD Disclosure.

On March 31, 2010, the Company issued a press release to announce its earnings forecast for the year ended December 31, 2010.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

3.3           Amendment to Bylaws dated March 30, 2010.
99.1         Press Release of China Armco Metals, Inc. dated April 1, 2010 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ARMCO METALS, INC.

Date: April 1, 2010	/s/ Kexuan Yao
Kexuan Yao Chairman, President and Chief Executive Officer